UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2005

Chevron Phillips Chemical Company LLC

(Exact name of the Registrant as specified in its charter)

Delaware	333-59054-01	73-1590261
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

10001 Six Pines Drive The Woodlands, TX 77380-1498
(Address of principal executive offices, including zip code)

(832) 813-4100
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement

On April 21, 2005, the Compensation Committee of the Board of Directors of Chevron Phillips Chemical Company LLC (the “Compensation Committee”) approved the following:

Long-Term Incentive Plan

The Compensation Committee approved changing the target award amounts of the Relative Performance (RP) awards and the Strategic Performance (SP) awards previously granted to Mr. James L. Gallogly, President and Chief Executive Officer, under the Chevron Phillips Chemical Company LLC Long-Term Incentive Plan for the 2003-2005, 2004-2006 and 2005-2007 performance cycles.  The new target award amount is $644,900 for each of the RP and SP awards for the aforementioned performance cycles.

In addition, the Compensation Committee determined the payout amounts of RP awards for the completed 2002-2004 performance cycle for, among others, the following executives:  Mr. James L. Gallogly - $671,700; Mr. Greg C. Garland - $222,200; Mr. Craig B. Glidden - $243,500; Mr. Rick L. Roberts - $199,500; and Mr. Tim G. Taylor - $286,200.

Annual Incentive Plan

The Compensation Committee approved changing the target award of the grade level 99 participants covered under the Chevron Phillips Chemical Company LLC Annual Incentive Plan from a target award of 65% of such participants’ base salary to a target award of 80%.  Currently, Mr. Gallogly is the only grade level 99 participant.

Executive Officer Salary

The Compensation Committee granted an increase in annual salary to Mr. Gallogly effective July 1, 2005.  Mr. Gallogly’s annual salary will be $537,600.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEVRON PHILLIPS CHEMICAL COMPANY LLC

Date: April 25, 2005	/s/ Craig B. Glidden
Craig B. Glidden
Senior Vice President,
General Counsel and Secretary